Exhibit 21.1

LIST OF SUBSIDIARIES

ICO North America Inc.	Delaware
New ICO Services Limited	Great Britain
ICO Global Limited	Delaware
ICO Management Corp.	Delaware
Double Helix Investment Corp.	Delaware
ICO Satellite Management LLC	Delaware
ICO Global Communications Canada Inc.	Canada
ICO Global Communications (Operations) Limited	Cayman Islands
ICO Satellite North America Limited	Cayman Islands
ICO Satellite Limited	Great Britain
ICO-Pak Communications (Private) Ltd.	Pakistan
ICO-Global Telecomunikasyon Limited Sirketi	Turkey
Marabou Management Limited	Delaware
ICO Satellite Services Limited	Great Britain
ICO Services Limited	Great Britain
ICO Global Communications Holdings (Netherlands Antilles) NV	Netherland Antilles
ICO Global Communications Israel Ltd.	Israel
ICO Satellite Services GP	Delaware
ICO Global Communications Holdings BV	Netherlands
ICO Satellite North America Limited	Cayman Islands
ICO Global Communications Services (Netherlands Antilles) NV	Netherland Antilles
ICO Global Communications Services BV	Netherlands
SSG UK Limited	Great Britain
New ICO Satellite Services GP	Delaware
Gatecom Leasing GmbH	Germany
Gatecom Mexico SA de CV	Mexico
ICO Global Communications Services Inc.	Delaware
ICO Communications Partners Ltd.	Cyprus
Gatecom Netherlands BV	Netherlands
ICO Global Communications (Holdings) PTE Ltd.	Singapore
Closed Joint Stock Company ICO-R	Russian Federation
Gatecom Brazil SA	Brazil
PT Aditama	Indonesia
ICO Telecommunicadcoes Ltda	Brazil